As filed with the Securities and Exchange Commission on May __, 2008
Registration No. 333-_______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Jack in the Box Inc.
(Exact name of registrant as specified in its charter)

Delaware	95-2698708

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
9330 Balboa Avenue
San Diego, CA 92123-1516
(858) 571-2121
(Address of Principal Executive Offices)

Jack in the Box Inc.
Amended and Restated
Deferred Compensation Plan for Non-Management Directors
(Full title of the Plan)

Phillip H. Rudolph
Senior Vice President, General Counsel and
Corporate Secretary
9330 Balboa Avenue
San Diego, California 92123-1516
(Name and address of agent for service)
(858) 571-2121
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
Title of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	registered(1)	per share (2)	price (2)	registration fee
Common Stock, par value $.01 per share	150,000 shares	$27.32	$4,098,000	$161.05

(1)	The additional securities to be registered under the Jack in the Box Inc. Amended and Restated Deferred Compensation Plan for Non-Management Directors (the “Plan”) include 150,000 newly authorized shares. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this registration statement also covers an indeterminate amount of additional securities that may be issued pursuant to the anti-dilution provisions of the Plan, and an indeterminate number of interests to be offered or sold pursuant to the Plan.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, based on the average of the high and low prices of the Company’s Common Stock as reported on the New York Stock Exchange on May 12, 2008.

PART II
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5
EXHIBIT 23.2

PART II
INCORPORATION BY REFERENCE OF CONTENTS OF
FORM S-8 REGISTRATION STATEMENT
The contents of the Registration Statement on Form S-8 previously filed with respect to the Plan listed below are incorporated by reference herein:
The Registration Statement filed by Jack in the Box Inc. (the “Registrant”) with respect to the Amended and Restated Jack in the Box Inc. Deferred Compensation Plan for Non- Management Directors (SEC File No. 333-143032), filed May 17, 2007.

Item 8.	Exhibits

See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 14th day of May, 2008.

JACK IN THE BOX INC.
By:	/s/ LINDA A. LANG
Linda A. Lang
Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY
     Each of the directors of Jack in the Box Inc. whose signature appears below constitutes and appoints Linda A. Lang and Jerry P. Rebel, and each or any of them, as his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ LINDA A. LANG Linda A. Lang	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 14, 2008

/s/ JERRY P. REBEL Jerry P. Rebel	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 14, 2008

/s/ MICHAEL E. ALPERT	Director	May 14, 2008
Michael E. Alpert

/s/ GEORGE FELLOWS	Director	May 14, 2008
George Fellows

/s/ ANNE B. GUST	Director	May 14, 2008
Anne B. Gust

/s/ MURRAY H. HUTCHISON	Director	May 14, 2008
Murray H. Hutchison

/s/ MICHAEL W. MURPHY	Director	May 14, 2008
Michael W. Murphy

/s/ DAVID M. TEHLE	Director	May 14, 2008
David M. Tehle

EXHIBIT INDEX

Number	Description
4.1	Amended and Restated Jack in the Box Inc. Deferred Compensation Plan for Non-Management Directors (1)

4.2	Restated Certificate of Incorporation, as amended(2)

4.3	Certificate of Amendment of Restated Certificate of Incorporation, as amended(3)

4.4	Amended and Restated Bylaws(4)

5	Opinion of DLA Piper US LLP

23.1	Consent of DLA Piper US LLP (included in Exhibit 5)

23.2	Consent of KPMG LLP

24	Power of Attorney (included on signature page)

(1)	Previously filed and incorporated herein by reference to the Registrant’s Form S-8 Registration Statement (SEC File No. 333-143032) filed on May 17, 2007.

(2)	Previously filed and incorporated herein by reference to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 1999 (SEC File No. 001-9390).

(3)	Previously filed and incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed September 24, 2007 (SEC File No. 001-9390).

(4)	Previously filed and incorporated herein by reference to the Registrant’s Current Report on Form 8-K filed August 7, 2007 (SEC File No. 001-9390).

5